AGREEMENT
                                    ---------


This Agreement made and entered into this _____ day of July, 2000, by and between JEFFREY EACHO (hereinafter referred to as "Owner") and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter referred to as "Purchaser").

                        W  I  T  N  E  S  S  E  T  H  :

WHEREAS, simultaneously with the execution of this Agreement, Purchaser entered into an Asset Purchase Agreement ("Asset Purchase Agreement") with DATANET, INC., a North Carolina corporation ("Company?), for the acquisition of certain of its assets (the ?Business?); and

WHEREAS, Owner owns Ten and 31/100 Percent (10.31%) of the outstanding stock of Company; and

WHEREAS, Purchaser would not have entered into the Asset Purchase Agreement with Company without the consent of Owner to enter into this covenant not to compete agreement; and

WHEREAS, pursuant to Sections 7.1 and 14.2(d)(vi) of said Asset Purchase Agreement, Owner agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of the execution and closing of the Asset
Purchase  Agreement,  the  parties  hereto  agree  as  follows:

1. As an inducement for Purchaser to enter into the Asset Purchase Agreement with Company (10.31% of the stock of which is owned by Owner), Owner covenants and agrees that for a period equal to the later of three (3) years from the closing of the Asset Purchase Agreement of even date or one
     (1) year after the termination of Owner's employment with Purchaser pursuant to the terms of an Employment Agreement of even date, Owner will not, or with any other person, corporation or entity, directly or indirectly, by stock or other ownership, investment, management, employment or otherwise, or in any relationship whatsoever:

     (a) Solicit, divert or take away or attempt to solicit, divert or take away, any of the business, clients, customers or patronage of Purchaser or any affiliate or subsidiary thereof relating to the Business of Purchaser, as defined below; or

     (b)  Attempt to seek or cause any clients or  customers of Purchaser or any
          such  affiliate  or  subsidiary   relating  thereto  to  refrain  from
          continuing their patronage of the Business of Purchaser; or

     (c) Engage in the Business of Purchaser in any state in which Purchaser or its subsidiaries has an office during the term of this Agreement. A list of the states in which Purchaser and its subsidiaries currently transact business is attached hereto as Exhibit A; or

     (d) Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person in the employ of the Purchaser or any affiliate or subsidiary.

     (e) Nothing in this Agreement shall prohibit Owner from owning or purchasing less than five percent (5%) of the outstanding stock of any publicly-traded company whose stock is traded on a nationally or regionally recognized stock exchange or is quoted on NASDAQ or the OTC bulletin board or from taking any action described in items 1(b)-(d) above for the benefit of or on behalf of Purchaser or any of its subsidiaries.

     For purposes of this Section, the ?Business of Purchaser? shall mean any person, corporation, partnership or other legal entity engaged, directly or indirectly, through subsidiaries or affiliates, in the following line of business:

     (i) Distributing of computer hardware, software, peripheral devices, and related products and services to other entities or persons engaged in any manner in the business of the distribution, sale, resale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

     (ii) Sale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

     (iii)Sale, servicing or supporting of microcomputer products and microcomputer support solutions and computer integration products, peripheral devices and related products, and the sale of networking services; and

     (iv) Any other business activity which can reasonably be determined to be competitive with the principal business activity being engaged in by Purchaser or any of its subsidiaries.

     Owner has carefully read all the terms and conditions of this Paragraph 1 and has given careful consideration to the covenants and restrictions imposed upon Owner herein, and agrees that the same are necessary for the reasonable and proper protection of Owner's Business acquired by Purchaser and have been separately bargained for and agrees that Purchaser has been induced to enter into the Asset Purchase Agreement and pay the consideration described in Paragraph 2 by the representation of Owner that he will abide by and be bound by each of the covenants and restrictions herein; and Owner agrees that Purchaser is entitled to injunctive relief in the event of any breach of any covenant or restriction contained herein in addition to all other remedies provided by law or equity. Owner hereby acknowledges that each and every one of said covenants and restrictions is reasonable with respect to the subject matter, the length of time and geographic area embraced therein, and agrees that irrespective of when or in what manner this agreement may be terminated, said covenants and restrictions shall be operative during the full period or periods hereinbefore mentioned and throughout the area hereinbefore described.

     The parties acknowledge that this Agreement, which Agreement is ancillary to the main thrust of the Asset Purchase Agreement, is being entered into to protect the legitimate business interests of Purchaser, including, but not limited to, (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets;
     (iii) substantial relationships with specific prospective or existing customers or clients; (iv) client or customer good will associated with an on-going business by way of trade name, trademark, or service mark, a specific geographic location, or a specific marketing or trade area; and
     (v) extraordinary or specialized training. In the event that any provision or portion of Paragraph 1 shall for any reason be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of any other provision of Paragraph 1 of this Agreement, but the remaining provisions of Paragraph 1 of this Agreement shall continue in force and effect; and that if such invalidity or unenforceability is due to the reasonableness of the line of business, time or geographical area covered by certain covenants and restrictions contained in Paragraph 1, said covenants and restrictions shall nevertheless be effective for such line of business, period of time and for such area as may be determined by arbitration or by a Court of competent jurisdiction to be reasonable.

2. The consideration for Owner's covenant not to compete shall be One Dollar ($1.00) and other valuable consideration, including the consideration paid by the Purchaser to Company pursuant to an Asset Purchase Agreement to which Owner is a party of even date herewith.

3. The terms and conditions of this Agreement shall be binding upon the Owner and Purchaser, and their successors, heirs and assigns.

4. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                              ________________________________________
                              JEFFREY  EACHO

                              POMEROY  COMPUTER  RESOURCES  ,  INC.


                              By:_____________________________________
                              STEPHEN E. POMEROY, Chief Financial Officer

                                   EXHIBIT A
                                   ---------

                            STATES IN WHICH PURCHASER
                          AND/OR SUBSIDIARIES OR OTHER
                          AFFILIATES TRANSACT BUSINESS


     1.      Alabama
     2.      Arkansas
     3.      California
     4.      Florida
     5.      Georgia
     6.      Indiana
     7.      Illinois
     8.      Iowa
     9.      Kentucky
     10.     Michigan
     11.     Minnesota
     12.     Mississippi
     13.     North  Carolina
     14.     Ohio
     15.     Oklahoma
     16.     Pennsylvania
     17.     South  Carolina
     18.     Tennessee
     19.     Texas
     20.     Virginia
     21.     West  Virginia